UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

UNDER

THE SECURITIES ACT OF 1933

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

QT Imaging Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40389	86-1728920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Hamilton, Suite 160,

Novato, CA 94949

(Address of principal executive offices, including zip code)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	QTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 4, 2024, QT Imaging Holdings, Inc. (f/k/a GigCapital5, Inc. (“GigCapital5”)) (the “Company” or “Combined Company” or “QT Imaging Holdings”) consummated (the “Closing”) its business combination (the “Business Combination”) with QT Imaging, Inc. (“QT Imaging”) pursuant to that certain Business Combination Agreement, dated as of December 8, 2022, by and among GigCapital5, QT Merger Sub, Inc. (“Merger Sub”), and QT Imaging (the “Business Combination Agreement”). In connection with the consummation of the Business Combination, the Company changed its name from GigCapital5, Inc. to QT Imaging Holdings, Inc. Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the final proxy statement/prospectus (the “Final Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2024 by GigCapital5.

Item 1.01.	Entry into Material Definitive Agreement.

William Blair Stock Subscription Agreement

On February 28, 2024, GigCapital5 and QT Imaging entered into a subscription agreement (the “Subscription Agreement”) with William Blair & Co., L.L.C. (“William Blair”) for the purchase of shares of common stock of QT Imaging.

Pursuant to the Subscription Agreement, QT Imaging issued to William Blair in satisfaction of certain fees owed to William Blair for its services to the parties, that number of shares of QT Imaging which at the completion of the Business Combination would be converted in accordance with the terms of the Business Combination Agreement into 740,000 shares of common stock of the Combined Company (“Combined Company Common Stock”).

This Current Report on Form 8-K provides a summary of the Subscription Agreement, the description of which does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement. A copy of the Subscription Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference into this Current Report on Form 8-K.

Registration Rights Agreement

In connection with the closing of the Business Combination, GigCapital5 and certain stockholders of the Combined Company which had been stockholders of QT Imaging (the “Registration Rights Holders”) entered into a

Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Combined Company will be obligated to file one or more registration statements to register the resales of the Combined Company Common Stock held by such Registration Rights Holders after the Closing. Registration Rights Holders holding at least majority in interest of the registrable securities owned by all Registration Rights Holders are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities, up to a total of three such demands. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, such Registration Rights Holders may demand at any time or from time to time, that the Combined Company file a registration statement on Form S-3 (or any similar short-form registration which may be available) to register the resale of the registrable securities of the Combined Company held by such Registration Rights Holders. The Registration Rights Agreement will also provide such Registration Rights Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, the Combined Company will indemnify such Registration Rights Holders and certain persons or entities related to such Registration Rights Holders such as their officers, employees, directors, and agents against any losses or damages resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the Registration Rights Holders sell their registrable securities, unless such liability arose from such Registration Rights Holder’s misstatement or alleged misstatement, or omission or alleged omission, and the Registration Rights Holders including registrable securities in any registration statement or prospectus will indemnify the Combined Company and certain persons or entities related to the Combined Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to the text of the Registration Rights Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K.

Lock-Up Agreement

In connection with and as a condition to the closing of the Business Combination, GigCapital5, QT Imaging and the Chief Executive Officer of QT Imaging, Dr. John Klock, (the “Lock-Up Holder”) entered into a Lock-Up Agreement (the “Lock-Up Agreement”). The Lock-Up Agreement provides that, subject to certain exceptions, each of the Lock-Up Holder will not transfer any shares of the Combined Company Common Stock beneficially owned or owned of record by the Lock-Up Holder until the earlier of (a) six months following the Closing Date; (b) subsequent to the Closing, the date on which the reported closing price of one share of the Combined Company Common Stock quoted on Nasdaq equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like occurring after the Closing Date) for any twenty trading days within any thirty consecutive trading day period commencing at least ninety days after the Closing Date; and (c) subsequent to the Closing, the date on which the Combined Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Combined Company’s stockholders having the right to exchange their Combined Company securities for cash, securities or other property.

The foregoing description of the Lock-Up Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to the text of the Lock-Up Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K.

Yorkville Note Issuance

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2023, GigCapital5 and QT Imaging entered into the Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”), pursuant to which Yorkville agreed, subject to the conditions therein, to purchase from the Combined Company shares of common stock for a value of up to $50,000,000, of which $10,000,000 would be advanced by Yorkville at Closing as evidenced by a promissory note (such advance, the “Pre-Paid Advance”). As consideration for the Pre-Paid Advance, in connection with the Closing, the Company issued to Yorkville a promissory note (the “Yorkville Note”), which was issued with a 6% original issue discount. The proceeds from the funding of the Pre-Paid Advance may not be used by the Combined Company to make any payments in respect of any notes to the sponsor of GigCapital5, GigAcquisitions5, LLC (“GigAcquisitions5”), or any indebtedness to Dr. John Klock; provided, however, that nothing will preclude the Combined Company from making payments in respect of notes to GigAcquisitions5 or notes to affiliates of Dr. Avi S. Katz from the proceeds of other sources of capital that the Combined Company has while a Pre-Paid Advance is outstanding.

The Yorkville Note for the Pre-Paid Advance will be due 15 months from the date of issuance, and interest shall accrue on the outstanding balance of the Yorkville Note at an annual rate equal to 6%, subject to an increase to 18% upon an event of default as described in the Yorkville Note. The Yorkville Note shall be convertible by Yorkville into shares of Combined Company Common Stock at the Conversion Price (as defined below). The number of shares of Common Stock issuable upon conversion of any amount of principal being converted (the “Conversion Amount”) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The “Conversion Price” is the lower of (a) 110% of the daily VWAP of the Common Stock on Nasdaq as of the trading day immediately prior to the issuance of the Yorkville Note, which is $4.61395 (the “Fixed Price”), or (b) 95% of the lowest daily VWAP of the Common Stock on Nasdaq during the five consecutive trading days immediately prior to (i) each date of conversion or (ii) the date Yorkville submits an Investor Notice to the Combined Company that it intends to make a purchase (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price then in effect. The “Floor Price” solely with respect to the Variable Price, means the lower of (i) $2.00 per share or (ii) the VWAP of the Common Stock for the five (5) trading days immediately prior to the registration statement on Form S-1 (or Forms S-3, if eligible) that the Combined Company will file with the SEC covering the resale of the Combined Company Common Stock subject to the SEPA requested to be included in such registration statement, as required to be filed by the Combined Company pursuant to the Registration Rights Agreement that GigCapital5 and Yorkville entered into on November 16, 2023, being declared effective by the SEC, or as reduced in accordance with the terms of the Yorkville Note. Notwithstanding the foregoing, the Combined Company may reduce the Floor Price to any amounts set forth in a written notice to Yorkville; provided that such reduction shall be irrevocable and shall not be subject to increase thereafter.

The Combined Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under the Yorkville Note; provided that (i) the Combined Company provides Yorkville with no less than ten (10) trading days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption and (ii) on the date the Redemption Notice is issued, the VWAP of the Common Stock is less than the Fixed Price. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Note to be redeemed and the Redemption Amount. The “Redemption Amount” shall be equal to the outstanding principal balance being redeemed by the Combined Company, plus the Redemption Premium (as defined below), plus all accrued and unpaid interest. After receipt of the Redemption Notice, Yorkville shall have ten (10) trading days to elect to convert all or any portion of the Yorkville Note. On the eleventh (11th) trading day after the Redemption Notice, the Combined Company shall deliver to Yorkville the Redemption Amount with respect to the principal amount redeemed after giving effect to conversions effected during the ten (10) trading day period. “Redemption Premium” means 7% of the principal amount being redeemed.

Under the terms of the Yorkville Note, a Trigger Event shall occur if (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days (a “Floor Price Trigger”), or (ii) the Combined Company has issued in excess of 95% of the Combined Company Common Stock available under the Exchange Cap (an “Exchange Cap Trigger”) (the last such day of each such occurrence, a “Trigger Date”). If, at any time six months after the issuance of the Yorkville Note, a Trigger Event occurs, then the Combined Company will be obligated to make monthly payments in an amount equal to the sum of (i) $1,500,000 of principal in the aggregate among all promissory notes issued to Yorkville (or the outstanding principal if less than such amount) (the “Triggered Principal Amount”), plus (ii) a payment premium of 5% in respect of such Triggered Principal Amount, and (iii) accrued and unpaid interest hereunder as of each payment date beginning on the 5th trading day after the Trigger Date and continuing on the same day of each successive calendar month to Yorkville pursuant to the terms of the Yorkville Note. However, in the event that the Combined Company shall be required to make such cash payments to Yorkville under the Yorkville Note as a result of the occurrence of a Trigger Event, the Combined Company shall be entitled upon written notice to Yorkville, to direct that Yorkville (i) if Yorkville has sold the one million (1,000,000) shares of Combined Company Common Stock (the “Company Shares”) that it received as a result of conversion pursuant to the terms of the Business Combination Agreement of shares in QT Imaging that it owned prior to the Closing, to apply, in accordance with the terms of the Yorkville Note, up to fifty percent (50%) of Yorkville’s net sale proceeds of the Company Shares to satisfy, in part or in whole, the Triggered Principal Amount of such cash payments due to Yorkville or (ii) or if Yorkville has not sold the Company Shares, to apply up to fifty percent (50%) of the value of the Company Shares on such date the cash payment is due based on the VWAP (as such term is defined in the SEPA) as quoted by Bloomberg LP of the Company Shares as an offset of the Triggered Principal Amount of the cash payments due to Yorkville. the Combined Company right to request that Yorkville apply or offset cash payments to which Yorkville is entitled pursuant to the Yorkville Note shall cease once fifty percent (50%) of the (i) the net sale proceeds of the Company Shares or fifty percent (50%) of the value of the Company Shares on such date the cash payment is due based on the VWAP as quoted by Bloomberg LP of the Company Shares have been applied or offset as provided herein to such cash payments to which Yorkville is entitled. The obligation of the Combined Company to make monthly prepayments shall cease (with respect to any payment that has not yet come due) if any time after the Trigger Date (a) the Combined Company reduces the Floor Price to an amount that is at least 50% of the daily VWAP of the Common Stock, (b) the daily VWAP is greater than the 110% of the Floor Price a period of five consecutive trading days in the event of a Floor Price Trigger, or (c) the date GigCapital5 has obtained stockholder approval to increase the number of shares of Common Stock under the Exchange Cap and/or the Exchange Cap no longer applies, which is the case as the stockholders of GigCapital5 approved the issuance of 19.9% of the common stock of GigCapital5 outstanding as of the date of the SEPA (the “Exchange Cap”) on February 20, 2024 at the annual meeting of stockholders of GigCapital5, unless a subsequent Trigger Event occurs. Furthermore, within one (1) trading day of a Floor Price Trigger that remains after application of all amounts related to the Company Shares as described above, the Combined Company shall reduce the Floor Price to an amount that is at least fifty percent (50%) of the daily VWAP of the Common Stock, and provide Yorkville written confirmation of such reduction of the Floor Price or be obligated to make the above monthly cash payments.

The foregoing description of the SEPA, the Yorkville Note, and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to the text of the SEPA, which was included as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 15, 2023, and the Yorkville Note, which is included as Exhibit 10.4 to this Current Report on Form 8-K.

Cable Car Note Purchase Agreement and Note Issuance

On February 29, 2024, GigCapital5 and QT Imaging entered into a Note Purchase Agreement (“Cable Car NPA”) with Funicular Funds, LP (“Cable Car”), pursuant to which Cable Car agreed to advance $1,500,000 to the Combined Company upon the closing of the Business Combination (the “Loan”), as was evidenced by a promissory note that may be convertible in certain circumstances into shares of Combined Company Common Stock at a conversion price of $2.00 per share (the “Cable Car Promissory Note”), dated March 4, 2024, by and between the Company and Cable Car. The Cable Car Promissory Note does not bear interest, and is due and payable 13 months after issuance, unless the time for payment is accelerated as a result of an event of default. As full compensation to Cable Car for the loan to the Combined Company in lieu of any simple or in-kind interest on the Cable Car Promissory Note, QT Imaging issued to Cable Car that number of shares of QT Imaging which at the completion of the Business Combination would be converted in accordance with the terms of the Business Combination Agreement into 180,000 shares of Combined Company Common Stock. QT Imaging, and its wholly owned subsidiary, QT Ultrasound Labs, Inc., at the Closing also provided a guaranty (the “Cable Car Guaranty”), whereby each of them unconditionally guaranteed, as primary obligor and not merely as surety, the prompt and complete payment and performance when due, whether by demand, acceleration or otherwise, of the obligations of the Combined Company under the Cable Car Promissory Note in the currency in which and as such obligations are to be paid or performed. Furthermore, the Combined Company and the parties to the Cable Car Guaranty (the “Grantors”) granted a security interest in certain of their assets, which among other things, do not include their intellectual property assets, pursuant to the terms of a Security Agreement, dated March 4, 2024, by and between the Grantors and Cable Car (the “Security Agreement”, and together with the Cable Car NPA, the Cable Car Promissory Note and the Cable Car Guaranty, the “Cable Car Note Documents”).

The foregoing description of the Cable Car NPA, the Cable Car Promissory Note, the Cable Car Guaranty, and the Security Agreement, and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to the text of the Cable Car NPA, a copy of which is included as Exhibit 10.5 to this Current Report on Form 8-K, the form of Cable Car Promissory Note, a copy of which is included as Exhibit 10.6 hereto, the form of Cable Car Guaranty, a copy of which is included as Exhibit 10.7 hereto, and the form of Security Agreement, a copy of which is included as Exhibit 10.8 hereto.

Working Capital Note Conversion

As previously disclosed on a Current Report on Form 8-K filed with the SEC on December 13, 2023, GigCapital5 issued that certain Eleventh Amended and Restated Working Capital Note (the “Working Capital Note”) to GigAcquisitions5 for an aggregate principal amount of $1,500,000, the terms of which provide that GigAcquisitions5 may elect to convert the Working Capital Note, at a price of $10.00 per unit, into units identical to the private placement units issued in connection with GigCapital5’s initial public offering. In connection with the Closing, (i) GigAcquisitions5 elected to partially convert (the “Conversion”) $943,640 in principal balance outstanding under the Working Capital Note into 94,364 shares of Combined Company Common Stock and 94,364 warrants (together, the “Warrants”) of the Combined Company, and (ii) the Combined Company repaid the remaining principal balance of $556,360 to GigAcquisitions5 concurrently with the Conversion, such that the Combined Company’s obligations under the Working Capital Note have been satisfied in full.

The foregoing description of the Working Capital Note and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirely by reference to, the text of the Working Capital Note, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 13, 2023.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Closing, the Company issued $11,500,000 of convertible notes (the “Convertible Notes”) to Yorkville and Cable Car pursuant to the terms of the SEPA, the Yorkville Note, the Cable Car NPA, and the Cable Car Note. The disclosure contained in Item 1.01 of this Current Report on Form 8-K is also incorporated herein by reference.

This summary is qualified in its entirety by reference to the SEPA, the Yorkville Note, the Cable Car NPA, and the Cable Car Note. The disclosures contained in Item 1.01 of this Current Report on Form 8-K is also incorporated herein by reference.

Item 3.02.	Unregistered Securities

The Yorkville Note issued in connection with the closing of the Business Combination is convertible into shares of Combined Company Common Stock subject to the terms and conditions of the SEPA and the Yorkville Note as described above in the disclosures contained in Item 1.01 of this Current Report on Form 8-K. The disclosures contained in Item 1.01 of this Current Report is also incorporated herein by reference.

The Cable Car Note issued in connection with the closing of the Business Combination may, in certain circumstances, be convertible into 750,000 shares of Combined Company Common Stock subject to the terms and conditions of the Cable Car Note and the Cable Car NPA. The disclosures contained in Item 1.01 of this Current Report on Form 8-K is also incorporated herein by reference.

The Combined Company has at the Closing issued to GigAcquisitions5, as a result of the Conversion, 94,364 shares of Combined Company Common Stock. The disclosures contained in Item 1.01 of this Current Report on Form 8-K is also incorporated herein by reference.

The Warrants issued in connection with the Conversion are convertible upon their exercise into 94,364 shares of Combined Company Common Stock. The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

This summary is qualified in its entirety by reference to the SEPA, the Yorkville Note, the Cable Car Note, the Cable Car NPA, and the Working Capital Note. The disclosures contained in Item 1.01 of this Report is also incorporated herein by reference.

Item 8.01.	Other Events.

On March 4, 2024, the Company announced that its previously announced Business Combination with QT Imaging was consummated on March 4, 2024, and that the Company would thereafter be renamed as QT Imaging Holdings, Inc.

Copies of the press releases issued by the Company are furnished as Exhibit 99.1 to this Current Report on Form 8-K are incorporated herein by reference.

The information furnished in this Item 8.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Stock Subscription Agreement, dated February 28, 2024, by and among GigCapital5, Inc., QT Imaging, Inc., and William Blair & Co., L.L.C.

10.2	Registration Rights Agreement, dated March 4, 2024, by and among GigCapital5, Inc. and certain stockholders

10.3	Lock-Up Agreement, dated March 4, 2024, by and among GigCapital5, Inc., QT Imaging, Inc. and Dr. John Klock

10.4	Promissory Note, dated March 4, 2024, issued by QT Imaging Holdings, Inc. to YA II PN, Ltd.

10.5	Note Purchase Agreement, dated February 29, 2024, by and between GigCapital5, Inc., QT Imaging, Inc. and Funicular Funds, LP

10.6	Form of Promissory Note by and between QT Imaging Holdings, Inc. and Funicular Funds, LP

10.7	Form of Guaranty by and between QT Imaging, Inc., QT Ultrasound Labs, Inc. and Funicular Funds, LP

10.8†	Form of Security Agreement by and between QT Imaging Holdings, Inc., QT Imaging, Inc., QT Ultrasound Labs, Inc. and Funicular Funds, LP

99.1	Press Release, dated March 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QT Imaging Holdings, Inc.

Dated: March 5, 2024

	By:	/s/ Stas Budagov
Chief Financial Officer